UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of March 8, 2019
(Date of earliest event reported)

NAUTILUS, INC.
(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17750 SE 6th Way Vancouver, Washington 98683
(Address of principal executive offices and zip code)

(360) 859-2900
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Â	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Â	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Â	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Â	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

NAUTILUS, INC.
FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement.

The information in Item 5.02 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on February 26, 2019, the Board of Directors (the “Board”) of Nautilus, Inc. (the “Company”) appointed the Chairman of the Board, M. Carl Johnson, III, as the Company’s interim Chief Executive Officer effective as of March 2, 2019.

In connection with his appointment, on March 8, 2019, the Company entered into a letter agreement with Mr. Johnson effective as of March 2, 2019 (the “Agreement”). Under the Agreement, Mr. Johnson will receive a pro-rated salary for his service as interim Chief Executive Officer at the annualized rate of $500,000. Mr. Johnson also received an award of 10,000 restricted stock units (the “RSU Award”) under the Company’s 2015 Long Term Incentive Plan. The RSU Award will vest in full on the one-year anniversary of the award date subject to Mr. Johnson’s continuous employment or service as a director during the vesting period.
The foregoing summary of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as an exhibit hereto and which is incorporated by reference into this Item 5.02.
Item 9.01     Financial Statements and Exhibits.
 (d) Exhibits.

Exhibit No.	Description
10.1#	Interim Chief Executive Officer Letter Agreement, dated March 2, 2019, between M. Carl Johnson, III, and Nautilus, Inc.

 # Indicates management contract or compensatory plan, contract or arrangement.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

March 12, 2019	By:	/s/ Sidharth Nayar
Date		Sidharth Nayar
Chief Financial Officer
(Principal Financial and Accounting Officer)